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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use in this registration statement on Amendment No. 1 to Form S-4 of Lionbridge Technologies, Inc. of our report dated March 3, 2000 included in Lionbridge Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of INT'L.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts

May 7, 2001